Exhibit 99.1

NEWS RELEASE
www.northerntrust.com

INVESTOR CONTACT: Stephen Carroll | 312-557-3474 | Stephen.Carroll@ntrs.com MEDIA CONTACT: John O'Connell | 312-444-2388  | John.O'Connell@ntrs.com
NORTHERN TRUST CORPORATION REPORTS THIRD QUARTER
NET INCOME OF $642.9 MILLION, EARNINGS PER DILUTED COMMON SHARE OF $3.40
CHICAGO, OCTOBER 21, 2026 — Northern Trust Corporation today reported third quarter net income per diluted common share of $3.40, compared to $4.23 in the second quarter of 2026 and $2.29 in the third quarter of 2025. Net income was $642.9 million, compared to $792.2 million in the prior quarter and $457.6 million in the prior-year quarter.
Third Quarter 2026 results included the following notable items:
•$48.7 million (pre-tax) impact to Other Noninterest Income from notable items (after-tax $36.8 million):
•$34.0 million (pre-tax) gain on the sale of the guardianship services business, recognized in Other Operating Income (after-tax $25.7 million).
•$14.7 million (pre-tax) incremental gain related to Northern Trust’s participation in the second Visa Exchange Offer, recognized in Other Operating Income (after-tax $11.1 million).

MICHAEL O’GRADY, CHAIRMAN AND CHIEF EXECUTIVE OFFICER:
“Northern Trust delivered strong third-quarter results, demonstrating continued progress against our One Northern Trust strategy. Compared to the prior year and excluding notable items, revenues grew 11%, while disciplined expense management generated more than 600 basis points of positive operating leverage. As a result, pretax income increased 21% and earnings per share increased 40%. All three businesses delivered organic trust-fee growth, reflecting strong execution across the company. Market conditions continued to evolve but remained constructive overall. Our diversified business model positions us to perform across a range of environments. Our strong capital position enabled us to return more than $1.5 billion to common shareholders year to date.

As we enter the final quarter of the year, we remain focused on supporting our clients, investing in growth and delivering sustainable long-term value to shareholders.”

FINANCIAL SUMMARY & KEY METRICS
				% Change Q3 2026 vs.
($ In Millions except per share data)	Q3 2026	Q2 2026(1)(2)	Q3 2025	Q2 2026	Q3 2025
Trust, Investment and Other Servicing Fees	$1,373.0	$1,349.5	$1,265.5	2%	8%
Other Noninterest Income	250.0	673.0	169.1	(63)	48
Net Interest Income (FTE*)	679.1	683.1	596.3	(1)	14
Total Revenue (FTE*)	$2,302.1	$2,705.6	$2,030.9	(15)%	13%

Noninterest Expense	$1,492.5	$1,638.6	$1,422.9	(9)%	5%
Provision for Credit Losses	5.4	(5.3)	(17.0)	N/M	N/M
Provision for Income Taxes	153.6	272.5	161.9	(44)	(5)
FTE Adjustment*	7.7	7.6	5.5	1	41
Net Income	$642.9	$792.2	$457.6	(19)%	40%

Earnings Allocated to Common Shares	$621.9	$782.2	$437.2	(20)%	42%
Diluted Earnings per Common Share	$3.40	$4.23	$2.29	(20)	48
Return on Average Common Equity	20.1%	25.9%	14.8%
Average Assets	$159,235.9	$163,575.8	$151,041.5	(3)%	5%

(1)    For Q2 2026, Other Noninterest Income included a $525.4 million gain related to Northern Trust's participation in the second Visa Exchange Offer and a $73.9 million loss on available for sale debt securities sold in conjunction with a repositioning of the portfolio.
(2)    For Q2 2026, Noninterest Expense included a $61.5 million charge related to software dispositions, a $51.0 million severance-related charge, and a $33.1 million expense related to the the Invested as One equity grant to eligible employees.
(*)     Net interest income and total revenue presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principles (non-GAAP) financial measures. Refer to the Reconciliation to Fully Taxable Equivalent section for further detail.
N/M - Not meaningful

NORTHERN TRUST CORPORATION THIRD QUARTER 2026 RESULTS

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are a driver of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income.
	As of			% Change September 30, 2026 vs.
($ In Billions)	September 30, 2026*	June 30, 2026	September 30, 2025	June 30, 2026	September 30, 2025
Assets Under Custody/Administration
Asset Servicing	$18,533.7	$18,635.2	$16,990.4	(1)%	9%
Wealth Management	1,362.9	1,365.0	1,257.2	—	8
Total Assets Under Custody/Administration	$19,896.6	$20,000.2	$18,247.6	(1)%	9%
Assets Under Custody(1)
Asset Servicing	$14,452.9	$14,587.7	$13,195.0	(1)%	10%
Wealth Management	1,348.3	1,351.1	1,244.1	—	8
Total Assets Under Custody	$15,801.2	$15,938.8	$14,439.1	(1)%	9%
Assets Under Management
Asset Servicing	$1,427.1	$1,436.0	$1,280.1	(1)%	11%
Wealth Management	535.9	533.9	492.6	—	9
Total Assets Under Management	$1,963.0	$1,969.9	$1,772.7	—%	11%
(1) Assets Under Custody are a component of Assets Under Custody/Administration.
(*) Client assets for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.
Total assets under custody/administration and assets under custody increased from the prior-year quarter, primarily driven by favorable markets and net client inflows.
Total assets under management increased compared to the prior-year quarter primarily reflecting favorable markets and net client inflows.

TRUST, INVESTMENT AND OTHER SERVICING FEES
				% Change Q3 2026 vs.
($ In Millions)	Q3 2026	Q2 2026	Q3 2025	Q2 2026	Q3 2025
Asset Servicing
Custody and Fund Administration	$511.7	$512.3	$482.7	—%	6%
Investment Management	175.6	172.2	159.6	2	10
Securities Lending	29.4	29.4	21.2	—	38
Other	44.8	43.5	43.4	3	3
Total Asset Servicing Trust, Investment and Other Servicing Fees	$761.5	$757.4	$706.9	1%	8%

Wealth Management
Private Wealth(1)	$494.3	$483.0	$457.1	2%	8%
Global Family Office (GFO)	117.2	109.1	101.5	7	16
Total Wealth Management Trust, Investment and Other Servicing Fees	$611.5	$592.1	$558.6	3%	9%

Total Consolidated Trust, Investment and Other Servicing Fees	$1,373.0	$1,349.5	$1,265.5	2%	8%
(1) Beginning in Q2 2026, Wealth Management Trust, Investment and Other Servicing Fees by region are combined into the Private Wealth line item. Prior periods have been revised.
Asset Servicing and Wealth Management Trust, Investment and Other Servicing Fees are impacted by both one-month and one-quarter lagged asset values.
Total Asset Servicing Trust, Investment and Other Servicing Fees increased both sequentially and from the prior-year quarter.
▪Custody and Fund Administration fees increased from the prior-year quarter primarily due to favorable markets.
▪Investment Management fees increased from the prior-year quarter primarily due to favorable markets.
▪Securities Lending fees increased from the prior-year quarter primarily due to higher trading volumes and spreads.
Total Wealth Management Trust, Investment and Other Servicing Fees increased both sequentially and from the prior-year quarter.
▪Private Wealth fees increased from the prior-year quarter primarily due to favorable markets.
▪GFO fees increased both sequentially and from the prior-year quarter primarily due to favorable markets and asset inflows.

NORTHERN TRUST CORPORATION THIRD QUARTER 2026 RESULTS

REPORTING SEGMENT RESULTS
				% Change Q3 2026 vs.
($ In Millions)	Q3 2026	Q2 2026	Q3 2025	Q2 2026		Q3 2025
Income (Loss) before Income Taxes (FTE*)
Asset Servicing(1)	$405.2	$323.3	$294.4	25%		38%
Wealth Management(1)	391.6	333.5	342.4	17		14
Other(2)	7.4	415.5	(11.8)	(98)		N/M
Total Income before Income Taxes (FTE*)	$804.2	$1,072.3	$625.0	(25)%		29%

Pre-Tax Margin (FTE*)
Asset Servicing(1)	30.3%	23.7%	24.7%	6.6	pts	5.6	pts
Wealth Management(1)	41.1	37.4	40.5	3.7		0.6
Total Pre-Tax Margin (FTE*)	34.9%	39.6%	30.8%	(4.7)	pts	4.1	pts

Average Loans
Asset Servicing	$5,321.3	$5,800.6	$5,399.9	(8)%		(1)%
Wealth Management	36,409.6	35,767.0	36,100.7	2		1
Total Average Loans	$41,730.9	$41,567.6	$41,500.6	—%		1%

Average Deposits
Asset Servicing	$95,765.9	$100,980.6	$90,195.3	(5)%		6%
Wealth Management	27,524.0	26,715.1	25,370.4	3		8
Other	130.1	150.0	1,134.9	(13)		(89)
Total Average Deposits	$123,420.0	$127,845.7	$116,700.6	(3)%		6%
(1)    The current quarter gain on the sale of the guardianship services business ($34.0 million) is included entirely within Wealth Management. The prior quarter charges related to software dispositions ($61.5 million) and severance ($51.0 million) are allocated to the Reporting Segments with $100.6 million allocated to Asset Servicing and $11.9 million allocated to Wealth Management.
(2)    The current quarter incremental gain related to Northern Trust's participation in the second Visa Exchange Offer ($14.7 million) is retained within Other. The prior quarter gain related to Northern Trust's participation in the second Visa Exchange Offer ($525.4 million), loss on available for sale debt securities sold in conjunction with a repositioning of the portfolio ($73.9 million), and Invested as One equity grant to eligible employees ($33.1 million) are retained within Other.
(*) Income (Loss) before Income Taxes and Pre-Tax Margin presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principles (non-GAAP) financial measures. Refer to the Reconciliation to Fully Taxable Equivalent section for further detail.
Note: Reporting segment results are subject to reclassification when organizational changes are made. The results are also subject to refinements in revenue and expense allocation methodologies, which are typically reflected on a retrospective basis unless it is impractical to do so.

OTHER NONINTEREST INCOME
				% Change Q3 2026 vs.
($ In Millions)	Q3 2026	Q2 2026	Q3 2025	Q2 2026	Q3 2025
Other Noninterest Income
Foreign Exchange Trading Income	$84.1	$97.1	$57.2	(13)%	47%
Security Commissions and Trading Income	52.0	55.6	41.8	(6)	25
Other Operating Income(1)	113.9	594.2	70.1	(81)	62
Investment Security Gains (Losses), net	—	(73.9)	—	N/M	N/M
Total Other Noninterest Income	$250.0	$673.0	$169.1	(63)%	48%
(1) Beginning in Q1 2026, Treasury Management Fees are included within Other Operating Income. Prior periods have been revised.
Foreign Exchange Trading Income decreased sequentially primarily due to lower trading volumes driven by client activity and market volatility, particularly in Asia-Pacific markets. Foreign Exchange Trading Income increased compared to the prior-year quarter primarily due to higher trading volumes driven by client activity and market volatility, particularly in Asia-Pacific markets.
Security Commissions and Trading Income increased compared to the prior-year quarter primarily driven by higher volumes due to growth in outsourced trading activity.
Other Operating Income decreased sequentially primarily due to the higher prior quarter gain related to Northern Trust’s participation in the second Visa Exchange Offer, partially offset by the $34.0 million gain on the guardianship business sale in the current quarter. Other Operating Income increased compared to the prior-year quarter primarily due to the $34.0 million gain on the guardianship business sale and the $14.7 million gain related to Northern Trust’s participation in the second Visa Exchange Offer, both in the current quarter.
Investment Security Gains (Losses), net reflects a $73.9 million loss on the sale of available for sale debt securities in the prior quarter related to a repositioning of the securities portfolio.

NORTHERN TRUST CORPORATION THIRD QUARTER 2026 RESULTS

NET INTEREST INCOME
				% Change Q3 2026 vs.
($ In Millions)	Q3 2026	Q2 2026	Q3 2025	Q2 2026		Q3 2025
Net Interest Income
Interest Income (FTE*)	$2,080.8	$2,196.9	$2,149.8	(5)%		(3)%
Interest Expense	1,401.7	1,513.8	1,553.5	(7)		(10)
Net Interest Income (FTE*)	$679.1	$683.1	$596.3	(1)%		14%
Average Earning Assets (1)	$147,584.5	$151,291.2	$139,338.9	(2)%		6%
Net Interest Margin (FTE*)	1.83%	1.81%	1.70%	2	bps	13	bps
(1)    For further detail on average earning assets, refer to the Average Balance Sheet on pg. 12.
(*) Interest income, net interest income and net interest margin presented on an FTE basis are non-GAAP financial measures. Refer to the Reconciliation to Fully Taxable Equivalent section for further detail.
bps - basis points
Net Interest Income on an FTE basis increased compared to the prior-year quarter primarily driven by higher deposits, a favorable deposit mix, and lower funding costs.
The Net Interest Margin on an FTE basis increased compared to the prior-year quarter primarily driven by higher deposits, a favorable deposit mix, and lower funding costs.

PROVISION FOR CREDIT LOSSES
	As of and for the three-months ended,			% Change September 30, 2026 vs.
($ In Millions)	September 30, 2026	June 30, 2026	September 30, 2025	June 30, 2026	September 30, 2025
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$190.3	$195.2	$224.1	(3)%	(15)%
Provision for Credit Losses	5.4	(5.3)	(17.0)	N/M	N/M
Net Recoveries (Charge-offs)	(11.0)	0.4	(0.4)	N/M	N/M
Ending Allowance for Credit Losses	$184.7	$190.3	$206.7	(3)%	(11)%
Allowance assigned to:
Loans	$153.5	$160.9	$164.4	(5)%	(7)%
Undrawn Loan Commitments and Standby Letters of Credit	24.9	21.9	32.1	13	(23)
Debt Securities and Other Financial Assets	6.3	7.5	10.2	(15)	(38)
Ending Allowance for Credit Losses	$184.7	$190.3	$206.7	(3)%	(11)%
N/M - Not meaningful
Q3 2026
The provision in the current quarter primarily resulted from the charge-off of one Commercial and Institutional (C&I) loan.
Q2 2026
The negative provision in the prior quarter resulted from a decrease in the collective reserve, partially offset by an increase in individual reserves. The decrease in the collective reserve was primarily driven by a strengthening macroeconomic outlook and improved credit quality for the Commercial Real Estate and C&I portfolios. The increase in the individual reserve was driven by a small number of non-performing loans.
Q3 2025
The negative provision in the prior-year quarter resulted from a decrease in collective reserves driven by improved macroeconomic factors primarily impacting the C&I portfolio and improved projections for Residential Real Estate.

NORTHERN TRUST CORPORATION THIRD QUARTER 2026 RESULTS

NONINTEREST EXPENSE
				% Change Q3 2026 vs.
($ In Millions)	Q3 2026	Q2 2026	Q3 2025	Q2 2026	Q3 2025
Noninterest Expense
Compensation and Benefits	$761.1	$868.0	$740.5	(12)%	3%
Outside Services	252.1	246.3	248.2	2	2
Equipment and Software	319.9	378.5	294.2	(15)	9
Occupancy	53.1	53.5	55.0	(1)	(3)
Other Operating Expense	106.3	92.3	85.0	15	25
Total Noninterest Expense	$1,492.5	$1,638.6	$1,422.9	(9)%	5%
End of Period Full-Time Equivalent Employees	23,800	23,600	23,600	1%	1%
Compensation and Benefits expense decreased sequentially primarily due to the prior quarter severance charge of $51.0 million, the prior quarter $33.1 million Invested as One grant to eligible employees, and a reduction in performance-based incentives in the current quarter.
Equipment and Software expense decreased sequentially primarily due to software dispositions of $61.5 million in the prior quarter. Equipment and Software expense increased compared to the prior-year quarter primarily due to higher technology expense and higher depreciation and amortization.
Other Operating Expense increased sequentially and compared to the prior-year primarily due to an increase in account servicing costs.

PROVISION FOR INCOME TAXES
				% Change Q3 2026 vs.
($ In Millions)	Q3 2026	Q2 2026	Q3 2025	Q2 2026		Q3 2025
Net Income
Income before Income Taxes	$796.5	$1,064.7	$619.5	(25)%		29%
Provision for Income Taxes	153.6	272.5	161.9	(44)		(5)
Net Income	$642.9	$792.2	$457.6	(19)%		40%
Effective Tax Rate	19.3%	25.6%	26.1%	(630)	bps	(680)	bps
bps - basis points
The effective tax rate decreased sequentially and from the prior-year quarter primarily due to lower net tax impact from international operations, including a reduction in the current year valuation allowance attributable to U.S. foreign tax credits.

CAPITAL ACTIONS
The Corporation returned $514.2 million to common shareholders in the current quarter through dividends and the repurchase of shares. During the current quarter, the Corporation declared cash dividends totaling $161.9 million to common stockholders and increased its quarterly cash dividend to $0.88 per share on common stock from the previous $0.80 per share. The Corporation repurchased 1,901,679 shares of common stock, including 12,872 withheld to satisfy tax withholding obligations related to share-based compensation, at a total cost of $352.3 million ($185.27 average price per share). The Corporation also declared cash dividends totaling $16.2 million to preferred stockholders during the current quarter.

NORTHERN TRUST CORPORATION THIRD QUARTER 2026 RESULTS

REGULATORY CAPITAL
The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at September 30, 2026, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.

($ In Millions)	Standardized Approach			Advanced Approach
Northern Trust Corporation	September 30, 2026*	June 30, 2026	September 30, 2025	September 30, 2026*	June 30, 2026	September 30, 2025	Well-Capitalized Ratios	Minimum Capital Ratios
Regulatory Capital
Common Equity Tier 1 Capital	$11,555.6	$11,605.6	$11,199.3	$11,555.6	$11,605.6	$11,199.3
Tier 1 Capital	12,368.5	12,418.7	12,028.1	12,368.5	12,418.7	12,028.1
Total Capital	14,650.7	14,706.5	13,581.9	14,466.1	14,516.2	13,375.2

Assets
Risk-Weighted Assets	$92,872.1	$95,157.3	$90,033.7	$80,490.5	$81,119.6	$74,329.4
Average Adjusted Total Assets	158,196.9	162,601.3	150,208.9	158,196.9	162,601.3	150,208.9
Supplementary Leverage Exposure	N/A	N/A	N/A	144,826.4	144,498.8	135,904.7

Capital Ratios
Common Equity Tier 1 Capital	12.4%	12.2%	12.4%	14.4%	14.3%	15.1%	N/A	4.5%
Tier 1 Capital	13.3	13.1	13.4	15.4	15.3	16.2	6.0	6.0
Total Capital	15.8	15.5	15.1	18.0	17.9	18.0	10.0	8.0
Tier 1 Leverage	7.8	7.6	8.0	7.8	7.6	8.0	N/A	4.0
Supplementary Leverage	N/A	N/A	N/A	8.5	8.6	8.9	N/A	3.0

($ In Millions)	Standardized Approach			Advanced Approach
The Northern Trust Company	September 30, 2026*	June 30, 2026	September 30, 2025	September 30, 2026*	June 30, 2026	September 30, 2025	Well-Capitalized Ratios	Minimum Capital Ratios
Regulatory Capital
Common Equity Tier 1 Capital	$10,688.7	$11,084.4	$10,437.7	$10,688.7	$11,084.4	$10,437.7
Tier 1 Capital	10,688.7	11,084.4	10,437.7	10,688.7	11,084.4	10,437.7
Total Capital	12,623.3	13,024.6	11,644.4	12,438.7	12,834.4	11,437.7

Assets
Risk-Weighted Assets	$91,203.5	$93,697.1	$88,698.8	$77,834.5	$78,677.0	$72,031.5
Average Adjusted Total Assets	157,586.5	162,049.4	149,705.5	157,586.5	162,049.4	149,705.5
Supplementary Leverage Exposure	N/A	N/A	N/A	143,848.2	143,562.4	135,400.9

Capital Ratios
Common Equity Tier 1 Capital	11.7%	11.8%	11.8%	13.7%	14.1%	14.5%	6.5%	4.5%
Tier 1 Capital	11.7	11.8	11.8	13.7	14.1	14.5	8.0	6.0
Total Capital	13.8	13.9	13.1	16.0	16.3	15.9	10.0	8.0
Tier 1 Leverage	6.8	6.8	7.0	6.8	6.8	7.0	5.0	4.0
Supplementary Leverage	N/A	N/A	N/A	7.4	7.7	7.7	3.0	3.0
(*) Regulatory Capital, Risk-Weighted Assets and resulting ratios for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

NORTHERN TRUST CORPORATION THIRD QUARTER 2026 RESULTS

RECONCILIATION TO FULLY TAXABLE EQUIVALENT
The following table presents a reconciliation of interest income, net interest income, net interest margin, total revenue, income before taxes, and pre-tax margin prepared in accordance with GAAP to such measures on an FTE non-GAAP basis. Management believes this presentation facilitates the analysis of asset yields and provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	QUARTERS
	2026			2025
($ in Millions)	THIRD	SECOND	FIRST	FOURTH	THIRD
Net Interest Income
Interest Income - GAAP	$2,073.1	$2,189.3	$2,234.0	$2,126.6	$2,144.3
Add: FTE Adjustment	7.7	7.6	7.6	12.7	5.5
Interest Income (FTE) - Non-GAAP	$2,080.8	$2,196.9	$2,241.6	$2,139.3	$2,149.8

Net Interest Income - GAAP	$671.4	$675.5	$654.0	$641.6	$590.8
Add: FTE Adjustment	7.7	7.6	7.6	12.7	5.5
Net Interest Income (FTE) - Non-GAAP	$679.1	$683.1	$661.6	$654.3	$596.3

Net Interest Margin - GAAP(1)	1.80%	1.79%	1.73%	1.78%	1.68%
Net Interest Margin (FTE) - Non-GAAP(1)	1.83%	1.81%	1.75%	1.81%	1.70%

Total Revenue
Total Revenue - GAAP	$2,294.4	$2,698.0	$2,205.6	$2,123.1	$2,025.4
Add: FTE Adjustment	7.7	7.6	7.6	12.7	5.5
Total Revenue (FTE) - Non-GAAP	$2,302.1	$2,705.6	$2,213.2	$2,135.8	$2,030.9

Income before Income Taxes
Income before Income Taxes - GAAP	$796.5	$1,064.7	$700.6	$633.8	$619.5
Add: FTE Adjustment	7.7	7.6	7.6	12.7	5.5
Income before Income Taxes (FTE) - Non-GAAP	$804.2	$1,072.3	$708.2	$646.5	$625.0

Pre-Tax Margin - GAAP(2)	34.7%	39.5%	31.8%	29.9%	30.6%
Pre-Tax Margin (FTE) - Non-GAAP(2)	34.9%	39.6%	32.0%	30.3%	30.8%
(1) Net Interest Margin is calculated by dividing annualized net interest income by average interest-earning assets.
(2) Pre-Tax Margin is calculated by dividing income before income taxes by total revenue.

NORTHERN TRUST CORPORATION THIRD QUARTER 2026 RESULTS

FORWARD LOOKING STATEMENTS
This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF THIRD QUARTER EARNINGS CONFERENCE CALL
Northern Trust’s third quarter earnings conference call will be webcast on October 21, 2026.
The live call will be conducted at 8:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/about-us/investor-relations
A recording of the live call will be available on Northern Trust’s website following the live event, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has a global presence with offices in 24 U.S. states and Washington, D.C., and across 22 locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of September 30, 2026, Northern Trust had assets under custody/administration of US$19.9 trillion, and assets under management of US$2.0 trillion. For more than 135 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit us on northerntrust.com. Follow us on Instagram @northerntrustcompany or Northern Trust on LinkedIn.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/terms-and-conditions.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA				% Change(1)
($ In Millions Except Per Share Data)				Q3 2026 vs.
	Q3 2026	Q2 2026	Q3 2025	Q2 2026	Q3 2025
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,373.0	$1,349.5	$1,265.5	2%	8%
Foreign Exchange Trading Income	84.1	97.1	57.2	(13)	47
Security Commissions and Trading Income	52.0	55.6	41.8	(6)	25
Other Operating Income(2)	113.9	594.2	70.1	(81)	62
Investment Security Gains (Losses), net	—	(73.9)	—	N/M	N/M
Total Noninterest Income	1,623.0	2,022.5	1,434.6	(20)	13

Net Interest Income
Interest Income	2,073.1	2,189.3	2,144.3	(5)	(3)
Interest Expense	1,401.7	1,513.8	1,553.5	(7)	(10)
Net Interest Income	671.4	675.5	590.8	(1)	14

Total Revenue	2,294.4	2,698.0	2,025.4	(15)	13

Provision for Credit Losses	5.4	(5.3)	(17.0)	N/M	N/M

Noninterest Expense
Compensation and Benefits	761.1	868.0	740.5	(12)	3
Outside Services	252.1	246.3	248.2	2	2
Equipment and Software	319.9	378.5	294.2	(15)	9
Occupancy	53.1	53.5	55.0	(1)	(3)
Other Operating Expense	106.3	92.3	85.0	15	25
Total Noninterest Expense	1,492.5	1,638.6	1,422.9	(9)	5

Income before Income Taxes	796.5	1,064.7	619.5	(25)	29
Provision for Income Taxes	153.6	272.5	161.9	(44)	(5)
NET INCOME	$642.9	$792.2	$457.6	(19)%	40%
Preferred Stock Dividends	16.2	4.7	16.2	N/M	—
NET INCOME APPLICABLE TO COMMON STOCK	$626.7	$787.5	$441.4	(20)%	42%
Earnings Allocated to Participating Securities	4.8	5.3	4.2	(10)	13
Earnings Allocated to Common Shares	$621.9	$782.2	$437.2	(20)%	42%

Per Common Share
Net Income
Basic	$3.42	$4.25	$2.30	(20)%	49%
Diluted	3.40	4.23	2.29	(20)	48

Average Common Equity	$12,340.4	$12,209.7	$11,822.1	1%	4%
Return on Average Common Equity	20.1%	25.9%	14.8%

Cash Dividends Declared per Common Share	$0.88	$0.80	$0.80	10%	10%

Average Common Shares Outstanding (000s)
Basic	182,038	183,994	190,054	(1)%	(4)%
Diluted	183,174	184,890	191,001	(1)	(4)
Common Shares Outstanding (EOP) (000s)	181,118	182,956	189,117	(1)	(4)
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the table above.
(2)    Beginning in Q1 2026, Treasury Management Fees are included within Other Operating Income. Prior periods have been restated.

N/M - Not meaningful
EOP - End of period

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	NINE MONTHS
	2026	2025	% Change(1)
Noninterest Income
Trust, Investment and Other Servicing Fees	$4,063.9	$3,710.4	10%
Foreign Exchange Trading Income	268.9	166.5	61
Security Commissions and Trading Income	159.8	120.5	33
Other Operating Income	778.5	196.5	N/M
Investment Security Gains (Losses), net	(73.9)	—	N/M
Total Noninterest Income	5,197.2	4,193.9	24

Net Interest Income
Interest Income	6,496.5	6,498.0	—
Interest Expense	4,495.6	4,728.6	(5)
Net Interest Income	2,000.9	1,769.4	13

Total Revenue	7,198.1	5,963.3	21

Provision for Credit Losses	(3.0)	0.5	N/M

Noninterest Expense
Compensation and Benefits	2,451.3	2,227.1	10
Outside Services	735.1	740.4	(1)
Equipment and Software	1,006.5	868.8	16
Occupancy	158.0	160.9	(2)
Other Operating Expense	288.4	259.9	11
Total Noninterest Expense	4,639.3	4,257.1	9

Income before Income Taxes	2,561.8	1,705.7	50
Provision for Income Taxes	601.2	434.8	38
NET INCOME	$1,960.6	$1,270.9	54%
Preferred Stock Dividends	37.1	37.1	—
NET INCOME APPLICABLE TO COMMON STOCK	$1,923.5	$1,233.8	56%
Earnings Allocated to Participating Securities	14.6	11.6	26
Earnings Allocated to Common Shares	$1,908.9	$1,222.2	56%

Per Common Share
Net Income
Basic	$10.38	$6.34	64%
Diluted	10.33	6.32	63

Average Common Equity	$12,143.8	$11,756.5	3%
Return on Average Common Equity	21.2%	14.0%

Cash Dividends Declared per Common Share	$2.48	$2.30	8%

Average Common Shares Outstanding (000s)
Basic	183,831	192,647	(5)%
Diluted	184,855	193,481	(4)
Common Shares Outstanding (EOP) (000s)	181,118	189,117	(4)
(1)Percentage calculations are based on actual balances rather than the rounded amounts presented in the table above.
N/M - Not meaningful
EOP - End of period

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)				% Change(1)
				September 30, 2026 vs.
	September 30, 2026	June 30, 2026	September 30, 2025	June 30, 2026	September 30, 2025
Assets
Federal Reserve and Other Central Bank Deposits	$37,779.1	$50,556.4	$49,328.9	(25)%	(23)%
Interest-Bearing Due from and Deposits with Banks(2)	6,294.9	6,160.0	6,404.5	2	(2)
Federal Funds Sold and Securities Purchased under Agreements to Resell	471.2	426.5	1,856.3	10	(75)
Debt Securities
Available for Sale	42,852.3	38,123.1	32,889.2	12	30
Held to Maturity	21,646.8	23,492.1	22,974.9	(8)	(6)
Total Debt Securities	64,499.1	61,615.2	55,864.1	5	15
Loans	41,716.7	43,822.0	42,949.4	(5)	(3)
Other Interest-Earning Assets(3)	3,643.7	3,499.3	2,676.2	4	36
Total Earning Assets	154,404.7	166,079.4	159,079.4	(7)	(3)
Allowance for Credit Losses	(159.8)	(168.4)	(174.6)	(5)	(8)
Cash and Due from Banks and Other Central Bank Deposits(4)	1,625.0	1,201.7	976.8	35	66
Buildings and Equipment	444.7	447.6	457.1	(1)	(3)
Goodwill	707.8	709.6	712.9	—	(1)
Other Assets	10,247.9	11,027.3	9,211.7	(7)	11
Total Assets	$167,270.3	$179,297.2	$170,263.3	(7)%	(2)%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$30,585.0	$34,419.1	$29,040.1	(11)%	5%
Savings Certificates and Other Time	4,765.4	4,686.9	7,358.7	2	(35)
Non-U.S. Offices - Interest-Bearing	72,700.9	78,274.0	73,509.9	(7)	(1)
Total Interest-Bearing Deposits	108,051.3	117,380.0	109,908.7	(8)	(2)
Federal Funds Purchased	1,566.2	1,568.9	1,751.9	—	(11)
Securities Sold under Agreements to Repurchase	397.4	175.6	371.5	126	7
Other Borrowings(5)	8,685.6	8,627.2	6,580.0	1	32
Senior Notes	3,288.4	3,331.2	2,847.2	(1)	15
Long-Term Debt	2,026.4	2,073.3	4,094.3	(2)	(51)
Total Interest-Bearing Liabilities	124,015.3	133,156.2	125,553.6	(7)	(1)
Demand and Other Noninterest-Bearing Deposits	24,125.7	28,200.0	25,892.4	(14)	(7)
Other Liabilities	5,766.4	4,539.4	5,861.3	27	(2)
Total Liabilities	153,907.4	165,895.6	157,307.3	(7)	(2)
Common Equity
Common Equity, excluding Accumulated Other Comprehensive Income	13,196.7	13,068.4	12,706.2	1	4
Accumulated Other Comprehensive Income (Loss)	(718.7)	(551.7)	(635.1)	30	13
Total Common Equity	12,478.0	12,516.7	12,071.1	—	3
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	13,362.9	13,401.6	12,956.0	—	3
Total Liabilities and Stockholders’ Equity	$167,270.3	$179,297.2	$170,263.3	(7)%	(2)%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the table above.
(2)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Other Interest-Earning Assets include certain community development investments, collateral deposits with certain securities depositories and clearing houses, Federal Home Loan Bank and Federal Reserve stock, and money market investments which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Other Borrowings primarily includes advances from the Federal Home Loan Bank of Chicago.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)				% Change(1)
				Q3 2026 vs.
	Q3 2026	Q2 2026	Q3 2025	Q2 2026	Q3 2025
Assets
Federal Reserve and Other Central Bank Deposits	$33,601.3	$38,322.9	$33,754.2	(12)%	—%
Interest-Bearing Due from and Deposits with Banks(2)	6,350.5	6,304.2	5,237.7	1	21
Federal Funds Sold and Securities Purchased under Agreements to Resell	523.4	521.9	1,300.4	—	(60)
Debt Securities
Available for Sale	39,994.9	37,775.8	33,022.7	6	21
Held to Maturity	22,629.8	23,604.2	22,129.7	(4)	2
Total Debt Securities	62,624.7	61,380.0	55,152.4	2	14
Loans	41,730.9	41,567.6	41,500.6	—	1
Other Interest-Earning Assets(3)	2,753.7	3,194.6	2,393.6	(14)	15
Total Earning Assets	147,584.5	151,291.2	139,338.9	(2)	6
Allowance for Credit Losses	(168.5)	(169.9)	(188.0)	(1)	(10)
Cash and Due from Banks and Other Central Bank Deposits(4)	1,133.9	1,313.9	1,159.3	(14)	(2)
Buildings and Equipment	451.0	453.1	468.4	—	(4)
Goodwill	711.0	712.5	712.6	—	—
Other Assets	9,524.0	9,975.0	9,550.3	(5)	—
Total Assets	$159,235.9	$163,575.8	$151,041.5	(3)%	5%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$32,027.3	$32,356.8	$28,348.7	(1)%	13%
Savings Certificates and Other Time	4,707.8	5,059.1	6,700.1	(7)	(30)
Non-U.S. Offices - Interest-Bearing	68,239.2	70,929.3	65,354.5	(4)	4
Total Interest-Bearing Deposits	104,974.3	108,345.2	100,403.3	(3)	5
Federal Funds Purchased	2,148.4	2,338.3	2,467.7	(8)	(13)
Securities Sold under Agreements to Repurchase	616.4	677.2	500.4	(9)	23
Other Borrowings(5)	8,789.9	8,255.7	6,938.4	6	27
Senior Notes	3,319.1	3,335.9	2,839.6	(1)	17
Long-Term Debt	2,056.0	2,856.9	4,092.0	(28)	(50)
Total Interest-Bearing Liabilities	121,904.1	125,809.2	117,241.4	(3)	4
Demand and Other Noninterest-Bearing Deposits	18,445.7	19,500.5	16,297.3	(5)	13
Other Liabilities	5,660.8	5,171.5	4,795.8	9	18
Total Liabilities	146,010.6	150,481.2	138,334.5	(3)	6
Common Equity
Common Equity, excluding Accumulated Other Comprehensive Income	12,917.8	12,778.5	12,496.7	1	3
Accumulated Other Comprehensive Income (Loss)	(577.4)	(568.8)	(674.6)	2	(14)
Total Common Equity	12,340.4	12,209.7	11,822.1	1	4
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	13,225.3	13,094.6	12,707.0	1	4
Total Liabilities and Stockholders’ Equity	$159,235.9	$163,575.8	$151,041.5	(3)%	5%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the table above.
(2)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Other Interest-Earning Assets include certain community development investments, collateral deposits with certain securities depositories and clearing houses, Federal Home Loan Bank and Federal Reserve stock, and money market investments which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Other Borrowings primarily includes advances from the Federal Home Loan Bank of Chicago.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	QUARTERS
($ In Millions Except Per Share Data)	2026						2025
	THIRD		SECOND		FIRST		FOURTH		THIRD
Net Income Summary
Trust, Investment and Other Servicing Fees	$1,373.0		$1,349.5		$1,341.4		$1,307.4		$1,265.5
Other Noninterest Income	250.0		673.0		210.2		174.1		169.1
Net Interest Income	671.4		675.5		654.0		641.6		590.8
Total Revenue	2,294.4		2,698.0		2,205.6		2,123.1		2,025.4
Provision for Credit Losses	5.4		(5.3)		(3.0)		(8.0)		(17.0)
Noninterest Expense	1,492.5		1,638.6		1,508.0		1,497.3		1,422.9
Income before Income Taxes	796.5		1,064.7		700.6		633.8		619.5
Provision for Income Taxes	153.6		272.5		175.1		167.8		161.9
Net Income	$642.9		$792.2		$525.5		$466.0		$457.6

Per Common Share
Net Income - Basic	$3.42		$4.25		$2.72		$2.44		$2.30
- Diluted	3.40		4.23		2.71		2.42		2.29
Cash Dividends Declared per Common Share	0.88		0.80		0.80		0.80		0.80
Book Value (EOP)	68.89		68.41		65.40		64.79		63.83
Market Value (EOP)	169.36		173.84		139.57		136.59		134.60

Financial Ratios
Return on Average Common Equity	20.1%		25.9%		17.4%		15.4%		14.8%
Net Interest Margin (GAAP)	1.80		1.79		1.73		1.78		1.68
Net Interest Margin (FTE*)	1.83		1.81		1.75		1.81		1.70

Assets Under Custody / Administration ($ in Billions) - End Of Period
Asset Servicing	$18,533.7		$18,635.2		$17,288.6		$17,418.4		$16,990.4
Wealth Management	1,362.9		1,365.0		1,265.3		1,297.7		1,257.2
Total Assets Under Custody / Administration	$19,896.6		$20,000.2		$18,553.9		$18,716.1		$18,247.6

Assets Under Custody ($ In Billions) - End Of Period
Asset Servicing	$14,452.9		$14,587.7		$13,521.1		$13,604.8		$13,195.0
Wealth Management	1,348.3		1,351.1		1,254.2		1,284.3		1,244.1
Total Assets Under Custody	$15,801.2		$15,938.8		$14,775.3		$14,889.1		$14,439.1

Assets Under Management ($ In Billions) - End Of Period
Asset Servicing	$1,427.1		$1,436.0		$1,287.3		$1,296.0		$1,280.1
Wealth Management	535.9		533.9		497.6		507.2		492.6
Total Assets Under Management	$1,963.0		$1,969.9		$1,784.9		$1,803.2		$1,772.7

Asset Quality ($ In Millions) - End Of Period
Nonaccrual Loans	$55.5		$71.3		$55.0		$76.7		$78.8
Other Real Estate Owned (OREO)	1.6		—		—		—		—
Total Nonaccrual Assets	$57.1		$71.3		$55.0		$76.7		$78.8
Nonaccrual Assets / Loans and OREO	0.14%		0.16%		0.13%		0.18%		0.18%

Gross Charge-offs	$(11.6)		$(0.2)		$(0.4)		$(1.4)		$(2.1)
Gross Recoveries	0.6		0.6		0.3		1.0		1.7
Net Recoveries (Charge-offs)	$(11.0)		$0.4		$(0.1)		$(0.4)		$(0.4)
Annualized Net Recoveries (Charge-offs) to Avg Loans	(0.11)%		—%		—%		—%		—%
Allowance for Credit Losses Assigned to:
Loans	$153.5		$160.9		$161.1		$164.3		$164.4
Undrawn Loan Commitments and Standby Letters of Credit	24.9		21.9		25.5		23.3		32.1
Debt Securities and Other Financial Assets	6.3		7.5		8.6		10.7		10.2
Loans Allowance / Nonaccrual Loans	2.8	x	2.3	x	2.9	x	2.1	x	2.1	x
(*)    Net interest margin presented on an FTE basis is a non-GAAP financial measure. Refer to the Reconciliation to Fully Taxable Equivalent section for further detail.